Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT

Quorum Health Corporation

2016 Stock Award Plan

THIS AGREEMENT between you and Quorum Health Corporation, a Delaware corporation (the “Company”) governs an Award of the Company’s Restricted Stock in the amount and on the date specified in your Award notification (the “Date of Grant”).

WHEREAS, the Company has adopted the Quorum Health Corporation 2016 Stock Award Plan (the “Plan”) in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant to you this Award of Restricted Stock as provided herein to encourage your efforts toward the continuing success of the Company.

NOW, THEREFORE, the parties hereto agree as follows:

Grant of Restricted Stock.

1.1The Company hereby grants to you this Award of Shares of Restricted Stock in the number set out in an electronic notification by the Company’s stock plan administrator, as may be appointed from time to time (the “Plan Administrator”). The Shares of Restricted Stock granted pursuant to this Award shall be issued in the form of a book entry of Shares in your name as soon as reasonably practicable after the Date of Grant and shall be subject to your (or your estate’s, if applicable) acknowledgement and acceptance of this Agreement by electronic means to the Plan Administrator as provided in Section 9 hereof, or as you have been otherwise instructed.

1.2This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

Restrictions on Transfer.

The Shares of Restricted Stock issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until all restrictions on such Restricted Stock shall have lapsed in the manner provided in Section 3, 4 or 5 hereof.

Lapse of Restrictions Generally.

Except as provided in Sections 4, 5 and 6 hereof, one-third (1/3) of the number of Shares of Restricted Stock issued hereunder (rounded to the nearest whole Share, if necessary) shall vest, and the restrictions with respect to such Restricted Stock shall lapse, on each of the first three (3) anniversaries of the Date of Grant.

Effect of Certain Terminations of Employment.

If your employment terminates as a result of your death or Disability, in each case if such termination occurs on or after the Date of Grant, all Shares of Restricted Stock which have not become vested in accordance with Section 3 or 5 hereof shall vest, and the restrictions thereon shall lapse as of the date of such termination. If your employment is terminated by your employer for any reason other than for Cause, then the restrictions on the entire Award shall lapse on the later of (i) the first anniversary of the Date of Grant or (ii) the date of your termination of employment.

Effect of Change in Control.

In the event of a Change in Control of the Company at any time on or after the Date of Grant, the terms of the Plan shall control the vesting of any Shares of Restricted Stock which have not become vested in accordance with Section 3 or 4 hereof.

Forfeiture of Restricted Stock.

Upon the termination of your employment by you, the Company or its Subsidiaries for any reason other than those set forth in Section 4 hereof prior to such vesting, in addition to the circumstance described in Section 9(a) hereof, any and all Shares of Restricted Stock which have not become vested in accordance with Section 3, 4 or 5 hereof shall be forfeited and shall revert to the Company.

Delivery of Restricted Stock.

Except as otherwise provided in Section 7.2 hereof, evidence of the book entry of Shares or, if requested by you prior to such lapse of restrictions, a stock certificate with respect to the Shares of Restricted Stock for which the restrictions have lapsed pursuant to Section 3, 4 or 5 hereof, shall be delivered to you as soon as practicable following the date on which the restrictions on such Shares of Restricted Stock have lapsed, free of all restrictions hereunder.

Evidence of the book entry of Shares with respect to Shares of Restricted Stock in respect of which the restrictions have lapsed upon your death pursuant to Section 4 hereof or, if requested by the executors or administrators of your estate upon such lapse of restrictions, a stock certificate with respect to such Shares of Restricted Stock, shall be delivered to the executors or administrators of your estate as soon as practicable following the Company’s receipt of notification of your death, free of all restrictions hereunder. In the event of your death, all references herein to “you” shall also include your executors, administrators, heirs or assigns.

Dividends and Voting Rights.

Subject to Section 9(a) hereof, upon issuance of the Shares of Restricted Stock, you shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company shall be deferred and reinvested in Shares of Restricted Stock based on the Fair Market Value of a Share of the Company’s common stock on the date such dividend or distribution is paid or made (provided that no fractional Shares will be issued), and the additional Shares of Restricted Stock thus acquired shall be subject to the same restrictions on transfer and forfeiture and the same vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made.

Acknowledgement and Acceptance of Award Agreement.

The Shares of Restricted Stock granted to you pursuant to this Award shall be subject to your acknowledgement and acceptance of the Award and the terms of this Agreement to the Company or its Plan Administrator (including by electronic means, if so provided) no later than the earlier of (i) 180 days from the Date of Grant and (ii) the date that is immediately prior to the date that the Restricted Stock vests pursuant to Section 4 or 5 hereof (the “Return Date”); provided that if you die before your Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of your estate acknowledges and accepts this Agreement through the Company or its Plan Administrator no later than ninety (90) days following your death (the “Executor Return Date”). If this Agreement is not so acknowledged and accepted on or prior to your Return Date or the Executor Return Date, as applicable, the Award of Shares of Restricted Stock evidenced by this Agreement shall be forfeited, and neither you nor your heirs, executors, administrators or successors shall have any rights with respect thereto.

If this Agreement is so acknowledged and accepted on or prior to your Return Date or the Executor Return Date, as applicable, all dividends and other distributions paid or made with respect to the Shares of Restricted Stock granted hereunder prior to your Return Date or the Executor Return Date shall be treated in the manner provided in Section 8 hereof.

No Right to Continued Employment.

Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate your employment, nor confer upon you any right to continuing employment by the Company or any of its Subsidiaries or continuing service as a Board member.

Withholding of Taxes.

Prior to the delivery to you of a stock certificate or evidence of the book entry of Shares with respect to the Shares of Restricted Stock in respect of which all restrictions have lapsed, you shall pay to the Company or the Company’s Plan Administrator, the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the “Withholding Taxes”) with respect to such Restricted Stock. By acknowledging and accepting this Agreement in the manner provided in Section 9 hereof, you shall be deemed to elect to have the Company or the Plan Administrator withhold a portion of such Restricted Stock having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction thereof, such election to continue in effect until you notify the Company or its Plan Administrator before such delivery that you shall satisfy such obligation in cash, in which event the Company or the Plan Administrator shall not withhold a portion of such Restricted Stock as otherwise provided in this Section 11.

Acknowledgement that You Are Bound by the Plan; Clawback

By acknowledging and accepting this Award and the terms of this Agreement you hereby confirm the availability and your review of a copy of the Plan and the Prospectus, and other documents provided to you in connection with this Award by the Company or its Plan Administrator, and you agree to be bound by all the terms and provisions thereof.

The Shares issued to you hereunder, any distributions with respect to such Shares (including any cash dividends or other distributions) received by you or your personal representative, and any proceeds received by you or your personal representative from the disposition or transfer of any such Shares shall be subject to mandatory repayment by you to the Company to the extent you are, or in the future become, subject to (i) any Company or Affiliate “clawback” or recoupment policy that is adopted by the Company, including to comply with the requirements of any applicable laws, rules or regulations, or (ii) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, in each case as provided in Section 19.1 of the Plan.

Modification of Agreement.

This Agreement may be modified, amended, supplemented or terminated, and any terms or conditions may be waived, but only by a written instrument executed by both parties hereto; provided that the Company may modify, amend, supplement or terminate this Agreement in a writing signed by the Company without any further action by you if such modification, amendment, supplement or termination does not adversely affect your rights hereunder.

Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of your legal representatives. All obligations imposed upon the Company and all rights granted to you under this Agreement shall be binding upon the Company’s successors and upon your heirs, executors, administrators and successors.

Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall first be referred to the Chief Executive Officer for informal resolution, and if necessary, referred to the Committee for its determination. Any determination made hereunder shall be final, binding and conclusive on you, your heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

Entire Agreement.

This Agreement and the terms and conditions of the Plan constitute the entire understanding between you and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.

Headings.

The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Notice.

All notifications and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

If to the Company, by regular mail to:

Quorum Health Corporation

1573 Mallory Lane

Suite 100

Brentwood, TN 37027

Attention: General Counsel

If to you or your legal representative, to such person at the address as reflected in the records of the Company.

Consent to Jurisdiction.

Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America, in each case located in the County of Williamson, for any actions, suits or proceedings arising out of or relating to this Agreement, the Award or the Plan and the transactions contemplated hereby and thereby (“Litigation”) (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. certified mail to such party’s respective address set forth in Section 20 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation in the courts of the State of Tennessee or of the United States of America, in each case located in the County of Williamson, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

Deemed Execution. On the date of your electronic acceptance of the terms of the Award and this Agreement, this Agreement shall be deemed to have been executed and delivered by you and the Company.